UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 6, 2008

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, the Board of Directors of Maui Land & Pineapple Company, Inc. (the “Company”) accepted the resignation of David C. Cole from his positions as Chairman of the Board, President and Chief Executive Officer of the Company.  Mr. Cole’s resignation for each position will be effective as of January 1, 2009.  Following his resignation as the Chairman of the Board, he will continue to serve the Company as a Class One Director.  For purposes of determining severance payments and other benefits post-termination to Mr. Cole, the Company has agreed to treat Mr. Cole’s resignation as a termination without cause under Mr. Cole’s employment agreement.  Mr. Cole’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on November 6, 2008, the Board appointed Warren H. Haruki as Chairman of the Board and Robert I. Webber to the position of President and Chief Executive Officer of the Company, both effective as of January 1, 2009.

Mr. Haruki currently serves the Company as a Class Three Director and has served on the Board since 2006.  He is also currently President and Chief Executive Officer of Grove Farm Company, Inc., a privately held company located in Lihue, Kauai, a position he has held since February 2005. Haruki concluded a 26-year career with GTE Hawaiian Tel - Verizon Hawaii, serving as its President from 1991 until his retirement in October 2003. He is also a Trustee for the Parker Ranch Foundation Trust, a land development and cattle ranch company headquartered on the Big Island of Hawaii. In addition to serving on the Board of the Company, he serves on the boards of Pacific Guardian Life Insurance Company and First Hawaiian Bank.  Mr. Haruki holds a Bachelor of Science degree from Purdue University, an M.B.A from the University of Hawai’i, and is a Certified Public Accountant.

Mr. Webber joined the Company in May of 2006 as Chief Financial Officer and Senior Vice President of business development.  In March of 2008, in addition to maintaining his title of Chief Financial Officer, he was promoted to Chief Operating Officer and Executive Vice President, and has been overseeing day-to-day operations of the Company.  From July 2004 to March 2006, Mr. Webber served DynTek, Inc., a provider of technology services based in Irvine, California, in several capacities including President, Chief Financial Officer and Director.  From October 2003 to June 2004, he was the General Manager of Spectrus, Inc. (formerly known as FOR1031), a privately held commercial real estate development and services company in Irvine, California.  Mr. Webber also served as President and Chief Executive Officer of MindArrow Systems, Inc., a communications and technology company in Aliso Viejo, California from June 2000 to September 2003.  Prior to that, Mr. Webber worked as a consultant for McKinsey & Company, Inc. in Los Angeles, California.  Mr. Webber holds a Bachelor of Arts degree from Brigham Young University, a Juris Doctor degree from Columbia University School of Law, and an M.B.A from the Harvard Graduate School of Business Administration.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: November 12, 2008	By:	/s/ ROBERT I. WEBBER
Robert I. Webber
Chief Operating Officer, Chief Financial Officer, and Executive Vice President
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 6, 2008.